UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 1, 2026

ONCOTELIC THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21990	13-3679168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29397 Agoura Road, Suite 107

Agoura Hills, CA 91301

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code

(650) 635-7000

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbols	Name of each exchange on which registered
N/A	OTLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into Material Definitive Agreement.

Merger Agreement

On April 27, 2026, Oncotelic Inc. (the “Company”), a wholly owned subsidiary of Oncotelic Therapeutics, Inc., entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Lunai Bioworks, Inc., a Delaware corporation (“Lunai”), Lunai Bioworks IP, Inc., a Delaware corporation and a wholly owned subsidiary of Lunai (“Merger Sub”), Neurobridge IP Holdings Incorporated, a Delaware corporation (“Holdings”), and the holders of all of the issued and outstanding capital stock of Holdings, namely the Company and Pelerin Therapeutics Inc., a corporation existing under the laws of the Province of British Columbia, Canada (“Pelerin” and, together with the Company, the “Holders”). Pursuant to the Merger Agreement, Holdings merged with and into Merger Sub in a triangular merger (the “Merger”), with Merger Sub continuing as the surviving corporation and as a wholly owned subsidiary of Lunai. The Merger was completed on May 1, 2026, and the information set forth under Item 2.01 below regarding the completion of the Merger is incorporated into this Item 1.01 by reference.

Immediately prior to the effective time of the Merger, all of the issued and outstanding capital stock of Holdings was owned 62.5% by the Company and 37.5% by Pelerin. The sole assets of Holdings at the effective time of the Merger consisted of a multi-jurisdictional patent portfolio (collectively, and as further defined in the Merger Agreement, the “Patents”), which the Holders had contributed to Holdings prior to the effective time. A complete listing of the Patents is set forth on Schedule 3.6 to the Merger Agreement. The assets of Holdings at the time of the merger consisted solely of those patents and patent applications; Holdings had no continuity of revenue-producing activity or operating infrastructure, including no employees, customers, sales force, distribution system, facilities, production techniques, trade names or revenue-producing operations, and had no material liabilities.

In consideration for the Merger, on May 1, 2026 Lunai issued to the Holders an aggregate of eight (8) shares of a newly designated series of preferred stock of the Company, designated as “Series B Convertible Preferred Stock” (the “Series B Preferred Stock”), having an aggregate stated value (the “Stated Value”) of $20,000,000. The Series B Preferred Stock was allocated five (5) shares to the Company (representing 62.5% of the Series B Preferred Stock and an aggregate Stated Value of $12,500,000) and three (3) shares to Pelerin (representing 37.5% of the Series B Preferred Stock and an aggregate Stated Value of $7,500,000).

The foregoing description of the Merger Agreement is a summary only and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

IP Assignment Agreement

In connection with the Merger Agreement, on April 27, 2026, the Company entered into an IP Assignment Agreement with Holdings, pursuant to which it agreed to contribute and assign certain assets relating to the intellectual property of the Company (collectively, the “Intellectual Property Assets”) to Holdings.

The Intellectual Property Assets include:(a) (i) the patents and patent applications and all issuances, divisions, continuations, continuations-in-part, reissues, extensions, reexaminations, and any foreign counterparts of any of the foregoing including the right to claim priority and renewals thereof; (ii) the trademarks and all issuances, extensions, and renewals thereof, with the goodwill of the business connected with using, and symbolized by, the trademarks; (iii) the copyright and exclusive copyright licenses and all issuances, extensions, and renewals thereof; and (iv) the domain names; (b) all non-registered intellectual property relating to the Intellectual Property Assets, with the goodwill of the business connected with using, and symbolized by, all such non-registered intellectual property to the extent applicable; (c) any and all royalties, fees, income, payments, and other proceeds now or hereafter due or payable regarding all of the foregoing; and (d) any and all claims and causes of action, regarding any of the foregoing, whether accruing before, on, or after the date hereof, including all rights to and claims for damages, restitution, and injunctive and other legal and equitable relief for past, present, and future infringement, dilution, misappropriation, violation, misuse, breach, or default, with the right but no obligation to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages.

The foregoing description of the IP Assignment is a summary only and is qualified in its entirety by reference to the full text of the IP Assignment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

IP Grant-back Agreement

Further, on April 27, 2026, the Company and Holdings entered into an Intellectual Property Assignment and Grant-back Agreement (the “IP Grant-back Agreement”). The IP Grant-back Agreement grants back to the Company a perpetual, irrevocable, royalty-free, exclusive, non-terminable, and non-cancellable license to make, have made, use, offer to sell, sell, and otherwise exploit the Intellectual Property Assets in all fields of use except the Biodefense Field and the Alzheimer’s Disease Field as defined in the IP Grant-back Agreement, giving Holdings exclusive use of the Intellectual Property Assets in those fields.

For purposes of the IP Grant-back Agreement, the Biodefense Field means the use of the Intellectual Property Assets for all medical countermeasure (MCM) applications, including but not limited to chemical agents (nerve, blood), biological toxins (ricin, SEB), and viral encephalitides, as well as the prevention, mitigation, diagnosis, or treatment of conditions arising from or associated with chemical agents, biological agents, toxins, radiological exposure, nuclear exposure, or other external threat agents, including acute central nervous system injury or systemic injury resulting from such threats, and including applications related to pandemic preparedness or mass-casualty events and the Alzheimer’s Disease Field means the use of the Intellectual Property solely for the prevention, diagnosis, or treatment of Alzheimer’s disease. For the avoidance of doubt, the grant-back conveys back to the Company all rights of use with respect to OT-101, within or without the Field of Use, including all formulations, derivatives, modifications, enhancements, dosing regimens, methods of use, and any combinations of OT-101 with other active ingredients, products, technologies, or therapies, provided such combinations do not utilize other Assigned Intellectual Property outside the Field of Use.

The foregoing description of the IP Grant-back Agreement is a summary only and is qualified in its entirety by reference to the full text of the IP Grant-back Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Asset Transfer Agreement

Further, on April 30, 2026, the Company and Autotelic Inc. (“Autotelic”) entered into an asset transfer agreement (the “Asset Transfer Agreement”) pursuant to which Autotelic agreed to transfer all the rights, title and interest to certain assets (“Assets”), described below and owned by Autotelic to the Company. This Asset Transfer Agreement was entered into by both parties to effectuate the Merger Agreement. Dr. Trieu, Chairman and CEO of Oncotelic Thereaputics, Inc., is a partial owner and control person in Autotelic Inc. Autotelic Inc. currently owns less than 10% of the Company.

The Assets transferred pursuant to the Asset Transfer Agreement include Peptide Y (including all variants, analogs, derivatives); Parathyroid Hormone (PTH), including PTH 1-34, PTH 1-84, and derivatives; Insulin (including intranasal and other formulations); Apomorphine (including intranasal and other formulations); Carbetocin (including intranasal and other formulations); any associated combination therapies, including multi-agent CNS, Alzheimer’s disease, metabolic, endocrine, or biodefense applications; and all delivery platforms, including nasal, injectable, and device-based systems and includes all patents, patent applications, know-how, trade secrets, data, formulations, manufacturing processes, regulatory filings, and all related rights associated with the Assets. In consideration for the transfer of the Assets, the Company shall issue equity of ten percent (10%) of the fully diluted outstanding shares of Oncotelic Therapeutics, Inc. issuable on an uplisting of its capital stock to NYSE/NASDAQ. No cash was paid for the Asset Transfer Agreement.

The foregoing description of the Asset Transfer Agreement is a summary only and is qualified in its entirety by reference to the full text of the Asset Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement, the IP Assignment Agreement and the IP Grant-back Agreement were all executed and completed on May 1, 2026, the date the Merger was completed.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 1, 2026, the Company completed the Merger described under Item 1.01 above. Upon the effective time of the Merger on May 1, 2026, Holdings merged with and into Merger Sub, with Merger Sub continuing as the surviving corporation and as a wholly owned subsidiary of Lunai.

In consideration for the Merger, and the Company’s transfer of its interest in Holdings, on May 1, 2026 Lunai issued five (5) shares to Oncotelic Inc. (representing 62.5% of the Series B Preferred Stock and an aggregate Stated Value of $12,500,000) in accordance with the Merger Agreement. The Series B Preferred Stock has a per-share Stated Value of $2,500,000 and an aggregate Stated Value of $20,000,000. The maximum number of shares of common stock issuable upon full conversion of the Series B Preferred Stock following receipt of the Stockholder Approval (calculated based on the aggregate Stated Value and the fixed Conversion Price of $1.50 per share of common stock) is 8,333,333 shares of common stock, subject to adjustment under the Certificate of Designation. No cash consideration was paid in connection with the Merger.

In addition, the Company received a perpetual, irrevocable, royalty-free, exclusive, non-terminable, and non-cancellable license to make, have made, use, offer to sell, sell, and otherwise exploit the Intellectual Property Assets transferred to Lunai in all fields of use except the Biodefense Field and the Alzheimer’s Disease Field pursuant to the IP Grant-back Agreement.

The information set forth in Item 1.01 is incorporated by reference to this Item 2.01.

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the Asset Transfer Agreement described in Item 1.01 above, the Company has agreed to issue to Autotelic, Inc. a number of shares of Common Stock equal to ten percent (10%) of the fully diluted outstanding shares of Oncotelic Therapeutics, Inc. with the issuance conditioned on an uplisting of its capital stock to NYSE/NASDAQ.

The shares will be sold to Autotelic, Inc. pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated April 27, 2026

10.1	Intellectual Property Assignment, dated April 27, 2026

10.2	Intellectual Property Assignment and Grant-back Agreement, dated April 27, 2026

10.3	Asset Transfer Agreement, dated April 30, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oncotelic Therapeutics, Inc.

Date: May 5, 2026	By:	/s/ Vuong Trieu
Vuong Trieu
Chief Executive Officer

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